UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (d)   Election of New Director.

        On September 24, 2007, Michael D. Rice was elected to the boards of directors of SeaBright Insurance Holdings, Inc. (the “Company”) and its subsidiaries. Mr. Rice has been appointed to serve on the Company’s Nominating and Corporate Governance and Compensation Committees.

        There are no arrangements or understandings between Mr. Rice and any other person pursuant to which he was selected to serve on the boards of directors and there exist no related party transactions between Mr. Rice and the Company. Mr. Rice’s compensation is consistent with the Company’s director compensation arrangements previously disclosed in the Company’s filed 2007 proxy statement, which is incorporated by reference herein. On September 24, 2007, the board of directors approved, pursuant to the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan, a grant to Mr. Rice of 4,151 shares of restricted stock which are subject to three-year cliff vesting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

September 25, 2007